Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 9, 2021 (except for Note 16(E) as to which the date is October 25, 2021) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-260156) and related Prospectus of Aura Biosciences, Inc. dated October 25, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 25, 2021